EXHIBIT 99.1
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[LOGO -- IVANHOE ENERGY]

                                                                  May 23, 2006

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                 Ivanhoe Energy Appoints new President and COO

     Joseph Gasca brings significant industry experience as company moves towards commercialization of heavy oil upgrading technology

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BAKERSFIELD,  CALIFORNIA  -- Ivanhoe  Energy Inc.  (NASDAQ:  IVAN and TSX: IE)
today announced the appointment of Joseph Gasca as President and Chief Operating Officer.

Mr. Gasca, 49, will join Ivanhoe Energy at its Bakersfield, California operations headquarters from BG Group in the United Kingdom. BG Group is a global energy company with a focus on natural gas exploration and production, liquefied natural gas (LNG), natural gas transmission and distribution, and power, with total assets of approximately US$21 billion, 2005 revenue of approximately US$9.7 billion and 5,400 employees worldwide. Mr. Gasca joined BG Group in 2004 as General Manager of Operations, with global responsibilities for all of BG Group's businesses, which are located in 20 countries over five continents.

In addition to his senior roles at BG Group, Mr. Gasca's 27 years of oil and gas experience include a 22-year career with Texaco Inc. While at Texaco, Mr. Gasca held a number of positions, most recently Vice President of Commercial Development, where he directed technology development for, and global technical support to, Texaco's upstream organization. He was also named Advisor to the President of Texaco's Worldwide Upstream organization, located in White Plains, New York; the Senior Executive in Scotland managing Texaco's North Sea assets; Business Unit Leader of the East Texas and North Louisiana region; Manager of Exploration for the Western Louisiana Shelf of the Gulf of Mexico, and he also held a number of leadership and engineering positions in Texas.

David Martin, Ivanhoe Energy Co-Chairman said, "On behalf of myself and Co-Chairman, Robert Abboud, I am very pleased to welcome Joe Gasca to Ivanhoe Energy's senior management team. Mr. Gasca brings a wealth of knowledge of the upstream oil and gas business, along with leadership experience in new technology development and implementation. He will provide valuable leadership to our organization in all facets of our operations."

Leon Daniel, Ivanhoe Energy Deputy Chairman noted, "Joe Gasca is the latest addition to the team that we have been assembling as we move forward with the implementation of our new proprietary heavy oil upgrading technology. Over the past year we have brought together an exceptional team of experienced heavy oil experts and engineers to run our heavy oil upgrading business. Joe will complement this team with his significant industry background and his experience in the implementation of new technologies."


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"Along with the  announcements  made over the last week regarding the addition of Robert Abboud to our board and the creation of a focal point for project development and engineering at the senior board level, this latest appointment brings yet another extremely high-caliber expert to our already strong management team," commented Robert Friedland, Ivanhoe Energy Deputy Chairman. "I am delighted to welcome Joe Gasca on board, and look forward to his guidance and leadership as we move towards building a successful heavy oil business, based on our unique technology."

Ivanhoe Energy is an independent international oil and gas exploration and development company focused on pursuing long-term growth in its reserve base and production using key technologies, including its proprietary heavy oil upgrading process (HTL), state-of-the-art drilling and enhanced oil recovery
(EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide.

Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange with the symbol IE.


INFORMATION CONTACTS:
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All locations:  Cindy Burnett 1-604-331-9830 (North America)
In Asia:        Patrick Chua 86-1370-121-2607 / 852-9193-4056
Website:        www.ivanhoe-energy.com


FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the continued advancement of Ivanhoe Energy's projects and the commercialization of the RTP(TM) heavy oil upgrading technology and other statements, which are not historical facts. When used in this document, the words such as "could," "plan," "estimate,"
"expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the fact that the company's projects will experience technological and mechanical problems, Ivanhoe Energy's process to upgrade bitumen and heavy oil may not be commercially viable, environmental risks, changes in product prices, our ability to raise capital as and when required, competition, the risk of doing business in foreign countries and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.